UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2007, the Compensation Committee of Affymetrix, Inc. (the “Company”) authorized an increase in the annual base salary of James R. Gibson II to $230,000 following his appointment as Principal Accounting Officer of the Company.  In addition, the Compensation Committee authorized the Company to grant 7,500 restricted shares of common stock of the Company to Mr. Gibson, of which 2,500 shares will vest on each of the second, third and fourth anniversaries of the January 17, 2007 grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ Barbara A. Caulfield
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel
Dated: January 19, 2007